Harrow Health Announces Renegotiated Debt Facility with SWK Holdings

San Diego, CA – May 29, 2019 -- Harrow Health, Inc. (NASDAQ: HROW) today announced it has amended its loan agreement with SWK Funding LLC and its partners. SWK Funding LLC is a subsidiary of SWK Holdings Corporation, a healthcare-focused investment firm.

Under the amended terms of the loan, Harrow Health and SWK agreed to extend the interest only period for the next 12 months, reduce the interest rate, and provide access, at Harrow’s option, to an additional $5 million of capital. The amended terms provide for further reductions in the interest rate based upon achievement of certain financial goals.

Mark L. Baum, CEO of Harrow Health, said, “We are excited to continue our relationship with SWK. They’ve been our financial partners since our original loan agreement in July 2017 and we’re appreciative the SWK team has rewarded Harrow’s progress by lowering our cost of capital as we continue to execute our strategy and grow our business. Our company has shown tremendous progress since transacting with SWK, delivering record high revenues, a growing balance sheet and profitability. This new agreement allows for Harrow Health to more easily facilitate and close accretive transactions and invest in start-up pharmaceutical companies associated with Harrow’s strategic plan. We are grateful for the partnership provided by the team at SWK and their confidence in our growing business.”

About SWK Holdings Corporation

SWK Holdings Corporation (SWKH.OB) is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. Additional information is available on the company’s website at www.swkhold.com.

About Harrow Health

Harrow Health, Inc. (NASDAQ: HROW) owns a portfolio of healthcare businesses, including the nation’s leading ophthalmology pharmaceutical compounding business, ImprimisRx. The company holds large equity positions in Eton Pharmaceuticals, Surface Pharmaceuticals, Melt Pharmaceuticals, Mayfield Pharmaceuticals and Radley Pharmaceuticals, all companies founded as subsidiaries of Harrow Health.  The Company also owns royalty rights in certain 505(b)(2) drug candidates being developed by Surface, Melt, Mayfield and Radley.  Harrow intends to create, invest in and grow paradigm shifting health care businesses that put patients first. For more information about Harrow Health, please visit the Investor Relations section of the corporate website by clicking here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this release that are not historical facts may be considered such “forward-looking statements.” Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties which may cause results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ from those predicted include our ability to make commercially available our compounded formulations and technologies in a timely manner or at all; physician interest in prescribing our formulations; risks related to our compounding pharmacy operations; our ability to enter into other strategic alliances, including arrangements with pharmacies, physicians and healthcare organizations for the development and distribution of our formulations; our ability to obtain intellectual property protection for our assets; our ability to accurately estimate our expenses and cash burn, and raise additional funds when necessary; risks related to research and development activities; the projected size of the potential market for our technologies and formulations; unexpected new data, safety and technical issues; regulatory and market developments impacting compounding pharmacies, outsourcing facilities and the pharmaceutical industry; competition; and market conditions. These and additional risks and uncertainties are more fully described in Harrow Health’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Except as required by law, Harrow Health undertakes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

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Investor Contact:

Jon Patton

jpatton@harrowinc.com

858-704-4587

Source: Harrow Health, Inc.